Exhibit 10.6

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated as of October 11, 2017, is made and entered into by and among Zhong Hui Holding Limited, a company formed under the laws of the Republic of the Seychelles (the “Sponsor”) and the parties identified on the signature page hereto (each a “Purchaser” and collectively, the “ Purchasers”).

WHEREAS, each of the Purchasers wishes to purchase that number of shares of common stock, $0.0001 par value per share (“Shares”), of JM Global Holding Company (the “Company”) set forth on Schedule A hereto from the Sponsor and the Sponsor agrees to sell such Shares and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1        Purchase of Securities.    Each of the Purchasers hereby purchases such number of Shares as identified on Schedule A from the Sponsor.   Each Purchaser has paid $0.017 per share (in the aggregate amounts for each such Purchaser set forth on Schedule A) in consideration of the purchase. Within a reasonable time after the date hereof, (i) the Sponsor shall deliver to the Company for cancellation the securities representing the Shares being purchased and (ii) the Company shall re-issue to the Purchasers certificate representing the Shares being purchased.

Section 2         No Conflicts.    Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3        Representations.   Each Purchaser represents and warrants as follows: The Purchaser hereby acknowledges that an investment in the Shares involves certain significant risks. The Purchaser has no need for liquidity in his investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Purchaser acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Purchaser either registers the Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions (described in the Subscription Agreement, defined in Section 5 below). The Purchaser further understands that any certificates evidencing the Shares bear a legend (as provided in the Subscription Agreement) referring to the foregoing transfer restrictions. The Shares are being purchased solely for his own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Sponsor and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that each of the Purchasers possesses or can acquire without unreasonable effort or expense that is necessary to assist such Purchaser in evaluating the advisability of the receipt of the Shares and an investment in the Company. The Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

Section 4        Assignment of Rights.    Each Purchaser may assign his rights herein to his affiliates only if such transferees (i) agree to be bound by all applicable transfer restrictions relating to the Shares, including the lock-up restriction, (ii) agree to vote in favor of the Company’s initial business combination in the event the Company seeks stockholder approval in connection with its initial business combination (iii) agree to waive their redemption rights (a) in connection with the consummation of a business combination by the Company and (b) if the Company fails to consummate a business combination within 24 months from the completion of its initial public offering (excluding any exercise of the underwriter’s overallotment option).

Section 5        Purchaser’s Obligations. Purchaser hereby agrees that the Shares are subject to the restrictions and obligations as set forth in that certain Securities Subscription Agreement dated April 10, 2015 (the “Subscription Agreement”) between the Sponsor and the Company.

Section 6        Miscellaneous.    This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

Zhong Hui Holding Limited

By:	/s/ Qi (Jacky) Zhang
Name:	Qi (Jacky) Zhang
Title:	Managing Member

Purchasers:

/s/ Tim Richerson
Tim Richerson

PN FAMILY HOLDINGS, LLC

By:	/s/ Peter Nathanial
Name:	Peter Nathanial
Title:	Manager

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Schedule A

Purchaser’s Name	Number of Shares of Common Stock Purchased	Purchase Price ($)
Tim Richerson	120,000	$2,040
PN Family Holdings, LLC	50,000	$850
Total:	170,000	$2,890

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